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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                               AMENDMENT NO. 2 TO
                                 SCHEDULE 14D-9
                                 (RULE 14D-101)
                 SOLICITATION/RECOMMENDATION STATEMENT PURSUANT
           TO SECTION 14(d)(4) OF THE SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

                        TRAVELERS PROPERTY CASUALTY CORP.
                            (Name of subject company)

                           ---------------------------

                        TRAVELERS PROPERTY CASUALTY CORP.
                      (Name of person(s) filing statement)


                 CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE
                         (Title of class of securities)


                                   893939 10 8
                      (CUSIP number of class of securities)


                             JAMES M. MICHENER, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                             ONE TOWER SQUARE - 8GS
                           HARTFORD, CONNECTICUT 06183
                                 (860) 277-0111
   (Name, address and telephone number of person authorized to receive notice and communications on behalf of person(s) filing statement)

                                 WITH COPIES TO:

       MARTIN LIPTON, ESQ.                       ERIC J. FRIEDMAN, ESQ.
  Wachtell, Lipton, Rosen & Katz        Skadden, Arps, Slate, Meagher & Flom LLP
       51 West 52nd Street                         Four Times Square
     New York, New York 10019                   New York, New York 10036
          (212) 403-1000                             (212) 735-3000

[ ] Check the box if the filing relates solely to preliminary communications made before commencement of a tender offer.

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                                 AMENDMENT NO. 2
                                TO SCHEDULE 14D-9

         This Amendment No. 2 ("Amendment No. 2") to Schedule 14D-9 amends and supplements the Schedule 14D-9 initially filed with the Securities and Exchange Commission (the "SEC") on March 23, 2000, as amended by the Amendment No. 1 thereto dated April 4, 2000 (the "Schedule 14D-9"), by Travelers Property Casualty Corp. (the "Company"), relating to a tender offer (the "Offer") commenced by The Travelers Insurance Group Inc. ("Purchaser"), a Connecticut corporation and an indirect wholly-owned subsidiary of Citigroup Inc., a Delaware corporation ("Parent"), on March 23, 2000 to purchase all of the outstanding shares of Class A common stock, par value $.01 per share, of the Company. Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meanings assigned to them in the Schedule 14D-9.

         On the date hereof, Parent, Purchaser and the Company are filing Amendment No. 4 to the Schedule TO filed March 23, 2000 with the SEC, which includes as Exhibit (a)(1)(O) thereto the Second Supplement (the "Second Supplement") to the Offer to Purchase of Purchaser dated March 23, 2000 (the "Offer to Purchase"). The information in the 14D-9 is hereby expressly incorporated herein by reference in response to all the items of this Amendment No. 2, except as otherwise set forth below.

ITEM 2.  IDENTITY AND BACKGROUND OF FILING PERSON.

         Item 2 of the Schedule 14D-9 is hereby amended and supplemented as follows:

         The information contained under "Background of this Offer" and "Terms of the Offer; Expiration Date" in the Second Supplement is incorporated herein by reference.

ITEM 3.  PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.

         Item 3 of the Schedule 14D-9 is hereby amended and supplemented as follows:

         The information contained under "INTRODUCTION", "Background of this Offer" and "Certain Legal Matters" in the Second Supplement is incorporated herein by reference.

ITEM 4.  THE SOLICITATION OR RECOMMENDATION.

         Item 4 of the Schedule 14D-9 is hereby amended and supplemented as follows:

         The information contained under "Background of this Offer," "Terms of the Offer; Expiration Date" and "Price Range of Shares; Dividends" in the Second Supplement is incorporated herein by reference.

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ITEM 8.  ADDITIONAL INFORMATION.

         Item 8 of the Schedule 14D-9 is hereby amended and supplemented as follows:

         The information contained under "Certain Legal Matters" in the Second Supplement is incorporated herein by reference.

ITEM 9.  MATERIAL TO BE FILED AS EXHIBITS.

         Item 9 is hereby amended and supplemented as follows:

EXHIBIT NO.                            DESCRIPTION

(a)(1)(O)      Second Supplement to Offer to Purchase dated April 6, 2000.*

(a)(1)(P)      Revised Letter of Transmittal.*

(a)(1)(Q)      Revised Notice of Guaranteed Delivery.*

(a)(1)(R) Revised Letter from Dealer Manager to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

(a)(1)(S) Revised Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

(a)(1)(U)      Text of press release issued by Citigroup Inc., dated
               April 6, 2000.*

(a)(5)(Q) Memorandum of Understanding, dated April 6, 2000, between the class action plaintiffs and the defendants.*

(a)(5)(R) Letter, dated April 5, 2000, distributed by electronic mail to Travelers Property Casualty Corp. employees.*

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*    Incorporated by reference to Amendment No. 4 to Schedule TO filed by
     Parent, Purchaser and the Company on April 6, 2000.

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                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Amendment No. 2 is true, complete, and correct.

April 6, 2000
                                       TRAVELERS PROPERTY CASUALTY CORP.


                                       By: /s/ James M. Michener
                                           -------------------------------------
                                           Name:  James M. Michener
                                           Title: General Counsel and Secretary